KENNY INFORMATION SYSTEMS
  (A Division of J.J. Kenny Co., Inc.)
  March 13, 1998,
  PaineWebber Incorporated
  Unit Trust Department
  1200 Harbor Blvd.
  Weehawken, New Jersey 07087
  RE: THE MUNICIPAL BOND TRUST, SERIES 57
  Gentlemen:
  We have examined the post-effective Amendment to the Registration Statement File No. 2-64961 for the above-captioned trust. We hereby acknowledge that Kenny Information Systems, a division of J.J.
  Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to
  Kenny Information Systems, a division of J.J. Kenny Co. Inc., as evaluator.
  In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.
  You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.
                              Sincerely,
                              /s/ JOHN R. FITZGERALD
                              John R. Fitzgerald
                              Senior Vice President